Exhibit 10.2

EXECUTION COPY

TERMINATION AND RELEASE AGREEMENT

This TERMINATION AND RELEASE AGREEMENT (this “Agreement”), is dated as of July     , 2007, by and among Owens Corning, a corporation organized under the laws of Delaware (“Owens Corning”), Owens Corning Composite Coöperatief U.A. (“OC Topco”), a company organized under the laws of The Netherlands and a wholly owned subsidiary of Owens Corning and its Subsidiaries, Société de Participations Financières et Industrielles S.A.S., a company organized under the laws of France (“Saint-Gobain”) and Ondatra S.A.S. (“SG Topco”), a société par actions simplifiée organized under the laws of France. Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the MCA (as defined below).

WITNESSETH:

WHEREAS, Owens Corning, OC Topco, Saint-Gobain and SG Topco had previously agreed to enter into a joint venture to own and operate their combined Business (the “Joint Venture”);

WHEREAS, in furtherance of the Joint Venture on February 20, 2007 (a) Owens Corning, OC Topco, Saint-Gobain and SG Topco entered into (i) a Master Contribution Agreement (as amended, supplemented or otherwise modified through the date hereof, the “MCA”), (ii) a Joint Venture Agreement (as amended, supplemented or otherwise modified through the date hereof, the “JVA”), (iii) an Option Agreement (as amended, supplemented or otherwise modified through the date hereof, the “Option Agreement”), (iv) a letter agreement in respect of the contribution of Existing JVs, (v) a letter agreement in respect of the Joint Venture’s business plan, (vi) a letter agreement in respect of Saint-Gobain’s Chambery facilities, (vii) a letter agreement in respect of NSG Vetrotex KK and (viii) a letter agreement in respect of the preparation of the Joint Venture’s financial statements and the “TWIST Competence Center” (the letter agreements in (vi-viii), collectively, the “Letter Agreements”); and (b) Owens Corning and Saint-Gobain entered into a Initial Master Transition Services Agreement (as amended, supplemented or otherwise modified through the date hereof, the “IT Agreement”, and together with the MCA, JVA, Option Agreement and Letter Agreements, collectively, the “Original Agreements”); and

WHEREAS, the parties hereto have now determined that they no longer desire to form the Joint Venture and desire to terminate the Original Agreements and to be released from all obligations relating thereto.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Termination of Original Agreements. Effective as of the date hereof, each of the Original Agreements is hereby irrevocably terminated and shall be of no further force and effect. Each party hereby agrees that all of the duties and obligations of the other parties under each of the Original Agreements are hereby completely and irrevocably discharged as of the date hereof, and all of the rights and privileges of each party thereunder are hereby completely and irrevocably extinguished as of the date hereof.

2. Mutual Releases. Each party to each of the Original Agreements, on behalf of itself and its Affiliates and Representatives (each, a “Releasing Party”), hereby waives, releases and forever discharges each other party to each of the Original Agreements (each, a “Released Party”), of and from any and all manner of actions, causes of action, in law or in equity, suits, debts, licenses, contracts, agreements, promises, liabilities, claims, damages, costs, demands, losses of every kind and nature whatsoever, fixed or contingent, whether known or unknown, anticipated or unanticipated, direct or indirect, whether based on tort, contract, statutory or other legal theories of recovery, and whether for compensatory (both general and specific), punitive or exemplary, statutory or any other form of damages (hereinafter, “Original Agreement Claims”), that the Releasing Party now has, ever had or may have against the Released Party directly or indirectly arising under, related to or based upon the Original Agreements; provided, however, that the release set forth in this Section 2 shall not apply to Original Agreement Claims based on or arising out of any breach by the Released Party of any of its agreements set forth in this Agreement.

3. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (without regard to the choice of law provisions thereof).

4. Miscellaneous. This Agreement may be modified or amended only by a written instrument duly executed and delivered by each of the parties hereto. This Agreement constitutes the entire agreement, and supersedes all other agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement confers any rights or remedies on any party other than the parties hereto and any other Released Party, and their respective successors and assigns.

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IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Parties in two (2) originals, on the date first above written.

Owens Corning Composite Coöperatief U.A.

By:	/s/ Michael H. Thaman
Name:	Michael H. Thaman
Title:	Attorney-in-fact

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Signature Page to Termination Agreement

Owens Corning

By:	/s/ Michael H. Thaman
Name:	Michael H. Thaman
Title:	Chairman and Chief Financial Officer

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Signature Page to Termination Agreement

Ondatra S.A.S.

By:	/s/ Roberto Caliari
Name:	Roberto Caliari
Title:	Attorney-in-fact

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Signature Page to Termination Agreement

Société de Participations Financières et Industrielles S.A.S.

By:	/s/ Roberto Caliari
Name:	Roberto Caliari
Title:	President

Signature Page to Termination Agreement